Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT MISSOURI

Aquila, Inc. (f/k/a Utilicorp United, Inc.),	)
And Aquila Merchant Services, Inc.	)
(f/k/a Aquila, Inc., f/k/a Aquila	)
Energy Corporation),	)	Case No. 02-1031-CV-W-GAF
)
Plaintiffs,	)
)
v.	)
)
Federal Insurance Company and	)
Pacific Indemnity Company,	)
)
Defendants.	)

AGREED ORDER OF DISMISSAL

                Pursuant to the parties’ Joint and Stipulated Motion for Dismissal With Prejudice, the Court is advised that this case, and all attendant claims, have been settled pursuant and subject to a Stipulation of Settlement dated July 19, 2004.  Furthermore, the parties have specifically agreed and requested, pursuant to their Stipulation of Settlement and their Joint and Stipulated Motion for Dismissal With Prejudice, that the Court shall retain jurisdiction as to enforce the terms of their Stipulation of Settlement and certain related documents as specified therein under the authority of Kokkonen v. Guardian Life Insurance Co., 511 U.S. 375 (1994).

                Accordingly, IT IS HEREBY ORDERED:

                1.             The parties shall comply with the terms of their Stipulation of Settlement (and related documents) entered into and executed on July 19, 2004, a copy of which is attached to this Order and incorporated by reference as if fully set forth herein.  The settlement documented in the Stipulation of Settlement is hereby approved.

                2.             By consent and stipulation of the parties, the Court shall retain jurisdiction for the purpose of implementing and enforcing the terms of the parties’ Stipulation of Settlement and certain related documents as specified therein for a period of one (1) year from the date of issuance of this Order.

                3.             Except as provided for in paragraphs 1 and 2 above, this case is dismissed with prejudice.

IT IS SO ORDERED THIS 20th day of July, 2004.

/s/ Gary A. Fenner
GARY A. FENNER, JUDGE
United States District Court